                                                                    Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the inclusion in the Registration Statement on Form SB-2 Amendment No. 1 of our report dated April 29, 1997 based on our audits of the financial statements of QuietPower Systems, Inc. as of December 31, 1996 and each of the years in the two-year period ended December 31, 1996. We also consent to the reference to our firm under the caption "Experts," "Selected Financial Data" and "Summary Financial Data."

                                                Richard A. Eisner & Company, LLP

New York, New York

June 13, 1997